SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  February 9, 2001



                     Stratus Properties Inc.
     (Exact name of registrant as specified in its charter)

     Delaware                 0-19989              72-1211572
 (State or other           (Commission            (IRS Employer
  jurisdiction of           File Number)         Identification
  incorporation or                                   Number)
   organization)

                 98 San Jacinto Blvd., Suite 220
                       Austin, Texas 78701
            (address of principal executive offices)

 Registrant's telephone number, including area code:  (512) 478-5788




Item 5.   Other Events and Regulation FD Disclosure.

Stratus Properties Inc. today announced the following regarding the authorization of an open market common stock purchase program:

     AUSTIN, TX, February 9, 2001 - Stratus Properties Inc. announced today that its Board of Directors has authorized an open market stock purchase program for up to 1.4 million shares of its common stock representing approximately 10 percent of the
14.3 million shares of common stock currently outstanding. The purchases may occur over time depending on many factors, including the market price of Stratus' common stock; the company's operating results, cash flow and financial position; and general economic and market conditions.
     Stratus is a diversified real estate company engaged in the development, marketing and management of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.




                            SIGNATURE
                       ------------------

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Stratus Properties Inc.


                              By:   /s/ C. Donald Whitmire, Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                     Vice President - Controller
                                     (authorized signatory and
                                    Principal Accounting Officer)

Date:  February 9, 2001